 As filed with the Securities and Exchange Commission on December 4, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           RIGEL PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)
                           ---------------------------

       DELAWARE                       8731                       94-3248524
(State of Incorporation)   (Primary Standard Industrial       (I.R.S. Employer
                            Classification Code Number)      Identification No.)

                              240 EAST GRAND AVENUE
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 624-1100
                    (Address of principal executive offices)

                           2000 EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)

                                 JAMES M. GOWER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           RIGEL PHARMACEUTICALS, INC.
                              240 EAST GRAND AVENUE
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 624-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------
                                   Copies to:

                              ROBERT L. JONES, ESQ.
                          SUZANNE SAWOCHKA HOOPER, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                               PALO ALTO, CA 94306
                                 (650) 843-5000


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE       AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING PRICE    AMOUNT OF REGISTRATION
         REGISTERED               REGISTERED             SHARE (1)                     (1)                       FEE
--------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.001)         8,051,358 shares      $2.36 - $7.4375              $30,809,084                  $8,134
================================================================================================================================

================================================================================
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of Registrant's common stock as reported on the Nasdaq National Market System on November 30, 2000. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options.

The chart below illustrates the calculation of the registration fee:

-------------------------------------------------------------------------------------------------------------------
                                                                                                 AGGREGATE OFFERING
              SECURITIES                      NUMBER OF SHARES        OFFERING PRICE PER SHARE          PRICE
-------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding stock options under the
2000 Equity Incentive Plan                           5,725,828                       $2.36          $ 13,512,954
-------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued
stock options under the 2000 Equity
Incentive Plan                                       1,625,530                     $7.4375          $ 12,089,880
-------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 2000
Employee Stock Purchase Plan                           400,000                     $7.4375          $  2,975,000
-------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 2000
Non-Employee Directors' Stock Option
Plan                                                   300,000                     $7.4375          $  2,231,250
-------------------------------------------------------------------------------------------------------------------
Proposed Maximum Offering Price                                                                     $ 30,809,084
-------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                    $      8,134
-------------------------------------------------------------------------------------------------------------------


       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Rigel Pharmaceuticals, Inc. ("Rigel" or the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's prospectus dated November 28, 2000 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on November 29, 2000 (No. 333-45864).

         (b) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed October 3, 2000, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Cooley Godward LLP, Palo Alto, California, will provide us with an opinion as to the validity of the common stock offered under this prospectus. As of the date of this prospectus, certain partners and associates of Cooley Godward LLP own an aggregate of approximately 78,860 shares of our common stock through investment partnerships.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director our will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

         - for any breach of duty of loyalty to us or to our stockholders;

         - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         - for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

         - for any transaction from which the director derived an improper personal benefit.

         Our amended and restated certificate of incorporation further provides that we must indemnify our directors and executive officers and may indemnify our other officers and employees and agents to the fullest extent permitted by Delaware law. We believe that indemnification under our amended and restated certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

         We have entered into indemnification agreements with each of our directors and certain officers. These agreements, among other things, require us to indemnify each director and officer for certain expenses including attorneys' fees, judgements, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Rigel, arising out to he person's services as our director or officer, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

                                    EXHIBITS


EXHIBIT
NUMBER

4.1*     Amended and Restated Certificate of Incorporation of the Company.

4.2*     Amended and Restated Bylaws of the Company.

4.3*     Specimen Common Stock Certificate

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.3     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1     Power of Attorney is contained on the signature pages.

99.1*    2000 Equity Incentive Plan.

99.2*    Form of Stock Option Agreement pursuant to the 2000 Equity Incentive
         Plan.

99.3*    2000 Employee Stock Purchase Plan and related offering documents.

99.4*    2000 Non-employee Directors' Stock Option Plan.

-------------
* Documents incorporated by reference to the Company's Registration Statement on Form S-1, as amended (No. 333-45864), originally filed with the SEC on September 15, 2000.

                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on December 1, 2000.


                                  RIGEL PHARMACEUTICALS, INC.




                                  By     /s/ James M. Gower
                                    ------------------------------------------
                                         James M. Gower
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Gower and Brian C. Cunningham, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                                  TITLE                      DATE

     /s/ James M. Gower                                   President, Chief Executive Officer and      December 1, 2000
--------------------------------------------                             Director
     James M. Gower                                            (PRINCIPAL EXECUTIVE OFFICER)

     /s/ Brian C. Cunningham
--------------------------------------------              Senior Vice President, Chief Financial      December 1, 2000
     Brian C. Cunningham                                   Officer, Chief Operating Officer and
                                                                         Secretary
                                                            (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                                         OFFICER)

     /s/ Donald G. Payan                                      Executive Vice President, Chief         December 1, 2000
--------------------------------------------                  Scientific Officer and Director
     Donald G. Payan

     /s/ Jean Deleage                                                    Director                     December 1, 2000
--------------------------------------------
     Jean Deleage

     /s/ Alan D. Frazier                                                 Director                     December 1, 2000
--------------------------------------------
     Alan D. Frazier


     /s/ Walter H. Moos                                                  Director                     December 1, 2000
--------------------------------------------
     Walter H. Moos

     /s/ Stephen A. Sherwin                                              Director                     December 1, 2000
--------------------------------------------
     Stephen A. Sherwin

     /s/ Thomas S. Volpe                                                 Director                     December 1, 2000
--------------------------------------------
     Thomas S. Volpe

                                  EXHIBIT INDEX

EXHIBIT                                                                                          SEQUENTIAL
NUMBER                              DESCRIPTION                                                  PAGE NUMBER

4.1*     Amended and Restated Certificate of Incorporation of the Company.

4.2*     Amended and Restated Bylaws of the Company.

4.3*     Specimen Common Stock Certificate

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.3     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1     Power of Attorney is contained on the signature pages.

99.1*    2000 Equity Incentive Plan.

99.2*    Form of Stock Option Agreement pursuant to the 2000 Equity Incentive
         Plan.

99.3*    2000 Employee Stock Purchase Plan and related offering documents.

99.4*    2000 Non-employee Directors' Stock Option Plan.

-------------
* Documents incorporated by reference to the Company's Registration Statement on Form S-1, as amended (No. 333-45864), originally filed with the SEC on September 15, 2000.